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                                                                     EXHIBIT 4.2

                      FORM OF SENIOR SUBORDINATED GUARANTEE

         The Guarantor (as defined in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such Guarantee by the Guarantor being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on this Note, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on this Note, and the due and punctual performance of all other obligations of the Company to the Holder, all in accordance with the terms set forth in Section 19 of this Note.

         The obligations of the Guarantor to the Holder of this Note pursuant to the Guarantee and the Note are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Note upon which this notation is endorsed) of such Guarantor, to the extent and in the manner provided in Sections 19 and 20 of the Note, and reference is hereby made to the Note upon which this notation is endorsed for the precise terms of the Guarantee.

         This Note Guarantee shall not be valid or obligatory for any purpose until the Note upon which this Note Guarantee is endorsed shall have been duly executed by the Company.

         This Note Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

         This Note Guarantee is subject to release upon the terms set forth in the Note.

                                       ST. JOHN KNITS, INC.
                                       ST. JOHN TRADEMARKS, INC.
                                       ST. JOHN  ITALY, INC.

                                       By:
                                           --------------------
                                           Name: Roger G. Ruppert
                                           Title: Sr. V.P. Finance/CFO

                                       ST. JOHN HOME, LLC
                                       By: St. John Knits, LLC, its sole member

                                       By:
                                           --------------------
                                           Name: Roger G. Ruppert
                                           Title: Sr. V.P. Finance/CFO